PART II

OFFERING CIRCULAR

Groundfloor Finance Inc.

Nineteen Series of Limited Recourse Obligations

Totaling $2,466,660

Dated: January 16, 2018

This Post-Qualification Offering Circular Amendment No. 1 (this “PQA”) amends the offering circular of Groundfloor Finance Inc, dated December 29, 2017, as qualified on January 4, 2018, and as may be amended and supplemented from time to time (the “Offering Circular”), to add additional securities to be offered pursuant to the Offering Circular. This PQA relates to the offer and sale of up to an additional $2,466,660 in aggregate amount of Limited Recourse Obligations (the “LROs”) to be issued by Groundfloor Finance Inc. (the “Company,” “we,” “us,” or “our”). Unless otherwise defined below, capitalized terms used herein shall have the same meanings as set forth in the Offering Circular. See “Incorporation by Reference of Offering Circular” below.

We make LROs available for investment on our web-based investment platform www.groundfloor.com (the “Groundfloor Platform”). Our principal offices are located at 75 Fifth Street, NW, Suite 2170, Atlanta, GA 30308. The phone number for these offices is (404) 850-9225. Our mailing address is PO Box 79346, Atlanta, GA 30357.

We will issue the LROs in distinct series, each corresponding to a real estate development project (each, a “Project”) financed by a commercial loan from us (each, a “Loan”). The borrower for each Project is a legal entity (the “Borrower”) that owns the underlying property and has been organized by one or more individuals (each, a “Principal”) that own and operate the Borrower. This PQA relates to the offer and sale of each separate series of LROs corresponding to the Projects for which we extend Loans, as described below (the “Offering”).

The LROs will be unsecured special, limited obligations of the Company. The LROs are not listed on any national securities exchange or on the over-the-counter inter-dealer quotation system. There is no market for the LROs. Our obligation to make payments on a LRO is limited to an amount equal to each holder’s pro rata share of amount of payments, if any, actually received on the corresponding Loan, net of certain fees and expenses retained by us. See the sections titled “General Terms of the LROs,” “The LROs Covered by this Offering Circular,” and “Project Summaries” of the Offering Circular, as amended hereby, for the specific terms of the LROs covered by this PQA.

We do not guarantee payment of the LROs in the amount or on the time frame expected. The LROs are not obligations of the Borrowers or their Principals, and we do not guarantee payment on the corresponding Loans. We have the authority to modify the terms of the corresponding Loans which could, in certain circumstances, reduce (or eliminate) the expected return on your investment. See the “General Terms of the LROs—Administration, Service, Collection, and Enforcement of Loan Documents” section on page 106 of the Offering Circular.

The LROs are speculative securities. Investment in the LROs involves significant risk, and you may be required to hold your investment for an indefinite period of time. You should purchase these securities only if you can afford a complete loss of your investment. See the “Risk Factors” section on page 12 of the Offering Circular.

Generally, no sale may be made to you in this offering to the extent that the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(c) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

We will commence the offering of each series of LROs promptly after the date this PQA is qualified by posting on the Groundfloor Platform a separate landing page corresponding to each particular Loan and Project (each, a “Project Summary”). The offering of each series of LROs covered by this PQA will remain open until the earlier of (1) 30 days, unless extended, or (2) the date the offering of a particular series of LROs is fully subscribed with irrevocable funding commitments (the “Offering Period”); however, we may extend the Offering Period for a particular series of LROs in our sole discretion (with notice to potential investors) up to a maximum of 45 days. We will notify investors who have previously committed funds to purchase such series of LROs of any such extension by email and will post a notice of the extension on the corresponding Project Summary on the Groundfloor Platform.

This Offering is being conducted on a “best-efforts” basis, which means that our officers will use their commercially reasonable best efforts in an attempt to sell the LROs. Such officers will not receive any commission or any other remuneration for these sales. In offering the LROs on our behalf, the officers will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION.

	Offering price to the public	Underwriting discounts and commissions	Proceeds to issuer(1)(2)	Proceeds to other persons
Per Unit	$10.00	N/A	$10.00	N/A
Total Minimum	$77,790	N/A	$77,790	N/A
Total Maximum	$2,466,660	N/A	$2,466,660	N/A

(1) We estimate all expenses for this Offering to be approximately $4,500, which will not be financed with the proceeds of the Offering.

(2) Assumes no promotions or discounts applied to any offerings covered by this PQA.

Incorporation by Reference of Offering Circular

The Offering Circular, including this PQA, is part of an offering statement (File No. 024-10753) that we filed with the Securities and Exchange Commission. We hereby incorporate by reference into this PQA all of the information contained in the following:

1.	Part II of the Offering Circular, including the form of LRO Agreement beginning on page LRO-1 thereof to the extent not otherwise modified or replaced by offering circular supplement and/or post-qualification amendment.

Note that any statement that we make in this PQA (or have made in the Offering Circular) will be modified or superseded by any inconsistent statement made by us in a subsequent offering circular supplement or post-qualification amendment.

The LROs Covered by the Offering Circular and Use of Proceeds

The following disclosure is added on pages 109 and 110 of the Offering Circular under the table included under “The LROs Covered by this Offering Circular” and “Use of Proceeds,” respectively:

The table below lists the additional Projects covered by this PQA for which we are offering separate series of LROs. Each series of LROs is denominated by the corresponding Project’s name.

Series of LROs/Project	Aggregate Purchase Amount/Loan Principal
5553 5557 Windwood Road, Atlanta, GA 30349	$77,790
906 908 Silverwood Drive, Atlanta, GA 30349	77,790
782 Siebert Street, Columbus, OH 43206	77,990
397 Aquarius Concourse, Orange Park, FL 32073	79,640
11231 Bay Street, Leesburg, FL 34788	80,120
4212 Saint James Drive, Brunswick, OH 44212	89,890
1306 Duke Street, Beaufort, SC 29902	92,470
1918 Lynnview Drive, Houston, TX 77055	93,600
3105 Northwoods Drive, Jacksonville, NC 28540	104,030
716 Siebert Street, Columbus, OH 43206	105,240
2562 Semmes Street, Atlanta, GA 30344	116,780
198 Clay Street Southeast, Unit H, Atlanta, GA 30317	120,000
256 Moreland Way, Atlanta, GA 30354	120,420
715 Ridge Circle, Streamwood, IL 60107	126,020
2424 Pinehurst Court, Midland, MI 48640	142,410
5609 Villa Road, Knoxville, TN 37918	162,240
605 South Glover Street, Baltimore, MD 21224	168,950
1431 Southwest 85th Avenue, Pembroke Pines, FL 33025	184,610
2933 Carlton Avenue Northeast, Washington, DC 20018	446,670
Total	$2,466,660

Project Summaries

Each Project Summary attached below is included in the Offering Circular following page PS-8.

PROJECT SUMMARIES FOR PQA NO. 1

PROJECT SUMMARY | 5553 5557 WINDWOOD ROAD, ATLANTA, GA 30349

C



Rate	Projected Term	Loan to ARV	Loan Amount	Investors
11%	12 months	69.5%	$77,790	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Acquisition & Renovation	First Lien	$77,790	Balloon payment - principal and interest returned on repayment / due at maturity.

BORROWER

Bolden Capital Group, LLC
Edward Bolden - principal

INVEST NOW

Click here to view the LRO Agreement

FINANCIAL OVERVIEW


After Repair Value (ARV)
$112,000
$25,870
Total Project Costs
$86,130
GROUNDFLOOR
$77,790
$8,340
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$48,900	Loan To ARV	69.5%
Purchase Date	12/08/2017	Loan To Total Project Cost	90.3%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)


Loan To ARV Score
4
10
Quality of Valuation Report
4
4
Skin-in-the-Game
2
10
Location
4
8
Borrower Experience
5
5
Borrower Commitment
1
1

VALUATION REPORTS

As Complete (ARV)
$112,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION


View larger map
5557 Windwood Road
Google
Map data ©2018 Google
Terms of Use
Report a map error

Address: 5553 5557 WINDWOOD ROAD, ATLANTA, GA 30349

The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower plans to refinance the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO Agreement

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- The Borrower was advanced the money it needed to purchase this property on December 8, 2017 by Groundfloor Finance Inc. ("Groundfloor," "we," "us," or "our") or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 1 to the Offering Circular dated December 29, 2017 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

BOLDEN CAPITAL GROUP, LLC

DATE OF FORMATION ★

01/15/2016

FINANCIAL DATA
Reporting date: 12/31/17

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$648.9K	$162K	0	0

PROJECTS / REVENUE
Reporting period: 2017

Completed Projects	Revenue	Gross Margin %
5	$405.4K	34.63%

PRINCIPAL
Edward Bolden

FOCUS

Buy & Hold

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
9	5	100%

HISTORICAL AVERAGES
Reporting period: three years ending 2017

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
3	$143K	3 months	$100K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PROJECT SUMMARY | 906 908 SILVERWOOD DRIVE, ATLANTA, GA 30349 C BORROWER Bolden Capital Group, LLC Edward Bolden - principal Rate Projected Term Loan to ARV Loan Amount Investors 11% 12 months 69.5% $77,7790 0 Purpose Loan Position Total Loan Amount Repayment Terms Acquisition &Renovation First Lien $77,790 Balloon payment - principal and interest returned on repayment / due at maturity. INVEST NOW Click here to view the LRO Agreement FINANCIAL OVERVIEW After Repair Value (ARV) $112,000 $25,870 Total Project Costs $86,130 GROUNDFLOOR $77,790 $8,340 0% Skin-in-the-Game First Lien Loan Cushion Purchase Price $48,900 Purchase Date 12/08/2017 Loan To ARV 69.5% Loan To Total Project Cost 90.3% GRADE FACTORS The following factors determine in part how the loan was graded: (in descending order of importance) Loan To ARV Score 4 10 Quality of Valuation Report 4 4 Skin-in-the-Game 2 10 Location 4 8 Borrower Experience 5 5 Borrower Commitment 1 1 VALUATION REPORTS As Complete (ARV) $112,000 Certified Independent Appraisal Broker's Price Opinion Borrower Provided Appraisal Borrower Provided Comps PROPERTY DESCRIPTION Address: 906 908 SILVERWOOD DRIVE, ATLANTA, GA 30349 The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower plans to refinance the property to repay the Groundfloor loan. INVEST NOW Click here to view the LRO Agreement PROPERTY PHOTOS MISCELLANEOUS PROJECT SPECIFIC RISK FACTORS The Borrower was advanced the money it needed to purchase this property on December 8, 2017 by Groundfloor Finance Inc. (“Groundfloor,” :we,” “us,” or “our”) or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular. The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues. The renovation will require permitting, and permits may not be obtained on time or may be denied. Please consult the Offering Circular for further discussion of general risk factors. CLOSING CONDITIONS Loan is conditioned upon a clean title search and valid title insurance at the time of close. DEVELOPER FEES GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services. GROUNDFLOOR does not take a 'spread' on any part of the interest payments. Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500. Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular. SEC FILING INFORMATION The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 1 to the Offering Circular dated December 29, 2017 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform. BORROWER SUMMARY UNLESS NOTED WITH A ⋆ , INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE. BOLDEN CAPITAL GROUP, LLC FINANCIAL DATA Reporting date: 12/31/2017 PROJECTS / REVENUE Reporting period: 2017 DATE OF FORMATION ⋆ 01/15/2016 Value of Properties $648.9K Total Debt $162K Completed Projects 5 Revenue $405.4K Unsold Inventory 0 Aged Inventory 0 Gross Margin% 34.63% PRINCIPAL Edward Bolden GROUNDFLOOR HISTORY ⋆ HISTORICAL AVERAGES Reporting period: three years ending 2017 FOCUS Buy & Hold Loans Funded 9 Loans Repaid 5 Completed Projects Per Year 3 Average Project Revenue $143K On Time Repayment 100% Average Project Time 3 months Average Total Project Costs $100K THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PS-10

PROJECT SUMMARY | 782 SIEBERT STREET, COLUMBUS, OH 43206



C

Rate	Projected Term	Loan to ARV	Loan Amount	Investors
11%	12 months	53.8%	$77,990	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Renovation	First Lien	$77,990	Balloon payment - principal and interest returned on repayment / due at maturity.

BORROWER

Moxie Properties LLC
Crissa Collis - principal

INVEST NOW

Click here to view the LRO Agreement

FINANCIAL OVERVIEW



After Repair Value (ARV)
$145,000
$28,010
Total Project Costs
$116,990
GROUNDFLOOR
$77,990
$39,000
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$39,000	Loan To ARV	53.8%
Purchase Date	11/29/2017	Loan To Total Project Cost	66.7%

GRADE FACTORS



The following factors determine in part how the loan was graded:
(in descending order of importance)
Loan To ARV Score
5
10
Quality of Valuation Report
4
4
Skin-in-the-Game
6
10
Location
4
8
Borrower Experience
2
5
Borrower Commitment
1
1

VALUATION REPORTS

As Complete (ARV)
$145,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION



View larger map
782 Siebert Street
Siebert St
Stewart Ave
Map data ©2018 Google
Terms of Use
Report a map error

Address: 782 SIEBERT STREET, COLUMBUS, OH 43206

The Borrower intends to use the loan proceeds to complete a renovation to the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO Agreement

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- The Borrower was advanced the money it needed to begin renovation of this property on December 20, 2017 by Groundfloor Finance Inc. ("Groundfloor," "we," "us," or "our") or a wholly-owned subsidiary of Groundfloor. The Borrower has now begun renovation of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 1 to the Offering Circular dated December 29, 2017 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

MOXIE PROPERTIES LLC

DATE OF FORMATION ★
04/28/2017

FINANCIAL DATA — Reporting date: 12/31/17

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$89K	$0	0	0

PROJECTS / REVENUE — Reporting period: 2017

Completed Projects	Revenue	Gross Margin %
1	$257.5K	35.47%

PRINCIPAL
Crissa Collis

FOCUS
Fix & Flip

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
0	0	N/A

HISTORICAL AVERAGES — Reporting period: three years ending 2017

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
2	$289K	6 months	$195K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PROJECT SUMMARY | 397 AQUARIUS CONCOURSE, ORANGE PARK, FL 32073

C



Rate	Projected Term	Loan to ARV	Loan Amount	Investors
11%	12 months	60.8%	$79,640	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Acquisition & Renovation	First Lien	$79,640	Balloon payment - principal and interest returned on repayment / due at maturity.

BORROWER

H&H Group Investment LLC
Lindsey Hill - principal

INVEST NOW

Click here to view the LRO Agreement

FINANCIAL OVERVIEW



After Repair Value (ARV)
$131,000
$32,346
Total Project Costs
$98,654
GROUNDFLOOR
$79,640
$19,014
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$75,000	Loan To ARV	60.8%
Purchase Date	12/11/2017	Loan To Total Project Cost	80.7%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)



Loan To ARV Score
5
10
Quality of Valuation Report
4
4
Skin-in-the-Game
3
10
Location
4
8
Borrower Experience
1
5
Borrower Commitment
1
1

VALUATION REPORTS

As Complete (ARV)

$131,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION



View larger map
397 Aquarius Concourse
Map data ©2018 Google
Terms of Use
Report a map error

Address: 397 AQUARIUS CONCOURSE, ORANGE PARK, FL 32073

The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO Agreement

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- The Borrower was advanced the money it needed to purchase this property on December 11, 2017 by Groundfloor Finance Inc. ("Groundfloor," "we," "us," or "our") or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- The Borrower has only undertaken one project in the past, and has not sold it yet. As such, the Borrower's average revenue, costs, and margins cannot be calculated.
- The Principal has not undertaken any project in the past. As such, the Principal's experience, average revenue, costs, and margins cannot be calculated.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 1 to the Offering Circular dated December 29, 2017 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

H&H GROUP INVESTMENT LLC

DATE OF FORMATION ★

08/23/2017

FINANCIAL DATA
Reporting date: 12/31/17

Value of Properties	Total Debt
$75K	$0

Unsold Inventory	Aged Inventory
0	0

PROJECTS / REVENUE
Reporting period: 2017

Completed Projects	Revenue
0	$0

Gross Margin %
N/A

PRINCIPAL

Lindsey Hill

FOCUS

Fix & Flip

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid
0	0

On Time Repayment
N/A

HISTORICAL AVERAGES
Reporting period: three years ending 2017

Completed Projects Per Year	Average Project Revenue
0	$0

Average Project Time	Average Total Project Costs
0 months	$0

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PROJECT SUMMARY | 11231 BAY STREET, LEESBURG, FL 34788



C

BORROWER

Ashby Property Group LLC
Andrew Ashby - principal

Rate	Projected Term	Loan to ARV	Loan Amount	Investors
10.5%	9 months	55.3%	$80,120	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Acquisition & Renovation	First Lien	$80,120	Balloon payment - principal and interest returned on repayment / due at maturity.

INVEST NOW

Click here to view the LRO Agreement

FINANCIAL OVERVIEW



After Repair Value (ARV)
$145,000
$45,752
Total Project Costs
$99,248
GROUNDFLOOR
$80,120
$19,128
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$56,200	Loan To ARV	55.3%
Purchase Date	12/19/2017	Loan To Total Project Cost	80.7%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)

Factor	Score	Max
Loan To ARV Score	5	10
Quality of Valuation Report	4	4
Skin-in-the-Game	3	10
Location	4	8
Borrower Experience	3	5
Borrower Commitment	1	1

VALUATION REPORTS

As Complete (ARV)
$145,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION



View larger map
11231 Bay Street
Google
Map data ©2018 Google Terms of Use Report a map error

Address: 11231 BAY STREET, LEESBURG, FL 34788

The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO Agreement

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- The Borrower was advanced the money it needed to purchase this property on December 19, 2017 by Groundfloor Finance Inc. ("Groundfloor," "we," "us," or "our") or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- The Borrower has only undertaken one project in the past, and has not sold it yet. As such, the Borrower's average revenue, costs, and margins cannot be calculated.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 1 to the Offering Circular dated December 29, 2017 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

ASHBY PROPERTY GROUP LLC

DATE OF FORMATION ★
01/02/2017

FINANCIAL DATA
Reporting date: 12/31/17

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$56.2K	$0	0	0

PROJECTS / REVENUE
Reporting period: 2017

Completed Projects	Revenue	Gross Margin %
0	$0	N/A

PRINCIPAL
Andrew Ashby

FOCUS
Buy & Hold

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
0	0	N/A

HISTORICAL AVERAGES
Reporting period: three years ending 2017

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
1	$123K	2 months	$83K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PROJECT SUMMARY | 4212 SAINT JAMES DRIVE, BRUNSWICK, OH 44212

B



Rate	Projected Term	Loan to ARV	Loan Amount	Investors
8.5%	9 months	65.1%	$89,890	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Acquisition & Renovation	First Lien	$89,890	Balloon payment - principal and interest returned on repayment / due at maturity.

BORROWER

Lease Purchase Ohio, LLC
Doug Shelton - principal

INVEST NOW

Click here to view the LRO Agreement

FINANCIAL OVERVIEW



After Repair Value (ARV)
$138,000
$28,117
Total Project Costs
$109,883
GROUNDFLOOR
$89,890
$19,993
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$79,000	Loan To ARV	65.1%
Purchase Date	01/03/2018	Loan To Total Project Cost	81.8%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)

Factor	Score	Max
Loan To ARV Score	4	10
Quality of Valuation Report	4	4
Skin-in-the-Game	3	10
Location	4	8
Borrower Experience	5	5
Borrower Commitment	1	1

VALUATION REPORTS

As Complete (ARV)
$138,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION



View larger map
Raymond Dr
4212 Saint James Drive
Sterling Station
Arlington Dr
Google
Map data ©2018 Google Terms of Use Report a map error

Address: 4212 SAINT JAMES DRIVE, BRUNSWICK, OH 44212

The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO Agreement

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- The Borrower was advanced the money it needed to purchase this property on January 3, 2018 by Groundfloor Finance Inc. ("Groundfloor," "we," "us," or "our") or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 1 to the Offering Circular dated December 29, 2017 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

LEASE PURCHASE OHIO, LLC

DATE OF FORMATION ★
04/24/2014

FINANCIAL DATA
Reporting date: 12/31/17

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$290K	$0	0	0

PROJECTS / REVENUE
Reporting period: 2017

Completed Projects	Revenue	Gross Margin %
38	$4.9M	34.85%

PRINCIPAL
Doug Shelton

FOCUS
Fix & Flip

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
2	2	100%

HISTORICAL AVERAGES
Reporting period: three years ending 2017

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
20	$130K	6 months	$90K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PROJECT SUMMARY | 1306 DUKE STREET, BEAUFORT, SC 29902

C



BORROWER

MAPB LLC
Christine Covan - principal

Rate	Projected Term	Loan to ARV	Loan Amount	Investors
11%	12 months	61.6%	$92,470	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Acquisition & Renovation	First Lien	$92,470	Balloon payment - principal and interest returned on repayment / due at maturity.

INVEST NOW

Click here to view the LRO Agreement

FINANCIAL OVERVIEW



After Repair Value (ARV)
$150,000
$46,530
Total Project Costs
$103,470
GROUNDFLOOR
$92,470
$11,000
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$46,000	Loan To ARV	61.6%
Purchase Date	01/02/2018	Loan To Total Project Cost	89.4%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)

Factor	Score	Max
Loan To ARV Score	5	10
Quality of Valuation Report	4	4
Skin-in-the-Game	2	10
Location	4	8
Borrower Experience	4	5
Borrower Commitment	1	1

VALUATION REPORTS

As Complete (ARV)

$150,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION



View larger map
1306 Duke Street
Santa Elena History Center
Map data ©2018 Google
Terms of Use
Report a map error

Address: 1306 DUKE STREET, BEAUFORT, SC 29902

The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO Agreement

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- The Borrower was advanced the money it needed to purchase this property on January 2, 2018 by Groundfloor Finance Inc. ("Groundfloor," "we," "us," or "our") or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- The Borrower has not completed any project in the past year. As such, the Borrower's average revenue, costs, and margins cannot be calculated.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 1 to the Offering Circular dated December 29, 2017 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

MAPB LLC

DATE OF FORMATION ★
11/14/2016

FINANCIAL DATA
Reporting date: 12/31/17

Value of Properties	Total Debt
$0	$0
Unsold Inventory	**Aged Inventory**
0	0

PROJECTS / REVENUE
Reporting period: 2017

Completed Projects	Revenue
0	$0
Gross Margin %	
N/A	

PRINCIPAL
Christine Covan

FOCUS
Fix & Flip

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid
0	0
On Time Repayment	
N/A	

HISTORICAL AVERAGES
Reporting period: three years ending 2017

Completed Projects Per Year	Average Project Revenue
1	$113K
Average Project Time	**Average Total Project Costs**
8 months	$79K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PROJECT SUMMARY | 1918 LYNNVIEW DRIVE, HOUSTON, TX 77055

A



BORROWER

Beyond Home Remodeling LLC
Babak Basiri - principal

Rate	Projected Term	Loan to ARV	Loan Amount	Investors
7.5%	12 months	33.4%	$93,600	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Renovation	First Lien	$93,600	Balloon payment - principal and interest returned on repayment / due at maturity.

INVEST NOW

Click here to view the LRO Agreement

FINANCIAL OVERVIEW



After Repair Value (ARV)
$280,000
$26,400
Total Project Costs
$253,600
GROUNDFLOOR
$93,600
$160,000
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$160,000	Loan To ARV	33.4%
Purchase Date	07/31/2017	Loan To Total Project Cost	36.9%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)



Loan To ARV Score 7 10
Quality of Valuation Report 4 4
Skin-in-the-Game 10 10
Location 4 8
Borrower Experience 2 5
Borrower Commitment 1 1

VALUATION REPORTS

As Complete (ARV)

$280,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION



View larger map
1918 Lynnview Drive
Map data ©2018 Google Terms of Use Report a map error

Address: 1918 LYNNVIEW DRIVE, HOUSTON, TX 77055

The Borrower intends to use the loan proceeds to complete a renovation to the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO Agreement

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- The Borrower was advanced the money it needed to begin renovation of this property on December 20, 2017 by Groundfloor Finance Inc. ("Groundfloor," "we," "us," or "our") or a wholly-owned subsidiary of Groundfloor. The Borrower has now begun renovation of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- The property was purchased for $160,000 and the Borrower has since completed $60,000 worth of renovations out of the Borrower's own funds.The Borrower intends to use $60,000 of the proceeds from our loan to offset the cost of renovations to date. Therefore, the Borrower is only receiving a "Skin-in-the-Game" score for the remaining $160,000 that is tied up in the project after completion of our loan.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 1 to the Offering Circular dated December 29, 2017 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

BEYOND HOME REMODELING LLC

DATE OF FORMATION ★

12/01/2015

FINANCIAL DATA
Reporting date: 12/31/17

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$160K	$0	0	0

PROJECTS / REVENUE
Reporting period: 2017

Completed Projects	Revenue	Gross Margin %
3	$463.5K	27.07%

PRINCIPAL
Babak Basiri

FOCUS

Fix & Flip

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
0	0	N/A

HISTORICAL AVERAGES
Reporting period: three years ending 2017

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
2	$245K	6 months	$190.3K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PROJECT SUMMARY | 3105 NORTHWOODS DRIVE, JACKSONVILLE, NC 28540 D BORROWER Honorable Home Solution, LLC Kevelyn Eberhardt - principal Rate Projected Term Loan to ARV Loan Amount Investors 13.5% 9 months 63.8% $104,030 0 Purpose Loan Position Total Loan Amount Repayment Terms Acquisition & Renovation First Lien $104,030 Balloon payment - principal and interest returned on repayment / due at maturity. INVEST NOW Click here to view the LRO Agreement FINANCIAL OVERVIEW After Repair Value (ARV) $163,000 $33,970 Total Project Costs $129,030 GROUNDFLOOR $104,030 $25,000 0% Skin-in-the- Game First Lien Loan Cushion Purchase Price $85,500 Purchase Date 12/15/2017 Loan To ARV 63.8% Loan To Total Project Cost 80.6% GRADE FACTORS The following factors determine in part how the loan was graded: (in descending order of importance) Loan To ARV Score 4 10 Quality of Valuation Report 4 4 Skin-in-the-Game 3 10 Location 4 8 Borrower Experience 1 5 Borrower Commitment 1 1 VALUATION REPORTS As Complete (ARV) $163,000 Certified Independent Appraisal Broker’s Price Opinion Borrower Provided Appraisal Borrower Provided Comps PROPERTY DESCRIPTION Address: 3105 NORTHWOODS DRIVE, JACKSONVILLE, NC 28540 The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan. INVEST NOW Click here to view the LRO Agreement PROPERTY PHOTOS MISCELLANEOUS PROJECT SPECIFIC RISK FACTORS The Borrower was advanced the money it needed to purchase this property on December 29, 2017 by Groundfloor Finance Inc. (“Groundfloor,” “we,” “us,” or “our”) or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular. The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues. The renovation will require permitting, and permits may not be obtained on time or may be denied. The Principal has not undertaken any project in the past. As such, the Principal’s experience, average revenue, costs, and margins cannot be calculated. The Borrower has only undertaken one project in the past, and has not sold it yet. As such, the Borrower’s average revenue, costs, and margins cannot be calculated. Please consult the Offering Circular for further discussion of general risk factors. CLOSING CONDITIONS Loan is conditioned upon a clean title search and valid title insurance at the time of close. DEVELOPER FEES GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services. GROUNDFLOOR does not take a ‘spread’ on any part of the interest payments. Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500. Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR ‘Fees and Expenses’ in the Offering Circular. SEC FILING INFORMATION The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 1 to the Offering Circular dated December 29, 2017 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform. BORROWER SUMMARY UNLESS NOTED WITH A ⋆ , INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE. HONORABLE HOME SOLUTIONS, LLC FINANCIAL DATA Reporting date: 12/31/17 PROJECTS / REVENUE Reporting period: 2017 DATE OF FORMATION ⋆ 06/14/2017 Value of Properties $85K Total Debt $0 Completed Projects 0 Revenue $0 Unsold Inventory 0 Aged Inventory 0 Gross Margin% N/A PRINCIPAL Kevelyn Eberhardt GROUNDFLOOR HISTORY ⋆ HISTORICAL AVERAGES Reporting period: three years ending 2017 FOCUS Fix & Flip Loans Funded 0 Loans Repaid 0 Completed Projects Per Year 0 Average Project Revenue $0 On Time Repayment N/A Average Project Time 0 months Average Total Project Costs $0 THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PS-17

PROJECT SUMMARY | 716 SIEBERT STREET, COLUMBUS, OH 43206

C



Rate	Projected Term	Loan to ARV	Loan Amount	Investors
11%	12 months	63.8%	$105,240	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Acquisition & Renovation	First Lien	$105,240	Balloon payment - principal and interest returned on repayment / due at maturity.

INVEST NOW

Click here to view the LRO Agreement

BORROWER

Moxie Properties LLC
Crissa Collis - principal

FINANCIAL OVERVIEW



After Repair Value (ARV)
$165,000
$37,760
Total Project Costs
$127,240
GROUNDFLOOR
$105,240
$22,000
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$50,000	Loan To ARV	63.8%
Purchase Date	12/20/2017	Loan To Total Project Cost	82.7%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)

Factor	Score	Max
Loan To ARV Score	5	10
Quality of Valuation Report	4	4
Skin-in-the-Game	3	10
Location	4	8
Borrower Experience	3	5
Borrower Commitment	1	1

VALUATION REPORTS

As Complete (ARV)
$165,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION



View larger map
716 Siebert Street
Cline St
Google
Map data ©2018 Google Terms of Use Report a map error

Address: 716 SIEBERT STREET, COLUMBUS, OH 43206

The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO Agreement

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- The Borrower was advanced the money it needed to purchase this property on December 20, 2017 by Groundfloor Finance Inc. ("Groundfloor," "we," "us," or "our") or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 1 to the Offering Circular dated December 29, 2017 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

MOXIE PROPERTIES LLC

DATE OF FORMATION ★
04/28/2017

FINANCIAL DATA
Reporting date: 12/31/17

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$89K	$0	0	0

PROJECTS / REVENUE
Reporting period: 2017

Completed Projects	Revenue	Gross Margin %
1	$257.5K	35.47%

PRINCIPAL
Crissa Collis

FOCUS
Fix & Flip

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
0	0	N/A

HISTORICAL AVERAGES
Reporting period: three years ending 2017

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
2	$289K	6 months	$195K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PROJECT SUMMARY | 2562 SEMMES STREET, ATLANTA, GA 30344

C



BORROWER

Sunshine Construction Group LLC

Tram Phan - principal

Rate	Projected Term	Loan to ARV	Loan Amount	Investors
11%	12 months	62.4%	$116,780	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Renovation	First Lien	$116,780	Balloon payment - principal and interest returned on repayment / due at maturity.

INVEST NOW

Click here to view the LRO Agreement

FINANCIAL OVERVIEW



After Repair Value (ARV)
$187,000
$32,836
Total Project Costs
$154,164
GROUNDFLOOR
$116,780
$37,384
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$45,639	Loan To ARV	62.4%
Purchase Date	07/15/2015	Loan To Total Project Cost	75.8%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)

Factor	Score	Max
Loan To ARV Score	4	10
Quality of Valuation Report	4	4
Skin-in-the-Game	4	10
Location	4	8
Borrower Experience	3	5
Borrower Commitment	1	1

VALUATION REPORTS

As Complete (ARV)

$187,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION



View larger map
2562 Semmes Street
Tri-Cities H
Google
Map data ©2018 Google Terms of Use Report a map error

Address: 2562 SEMMES STREET, ATLANTA, GA 30344

The Borrower intends to use the loan proceeds to complete a renovation to the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO Agreement

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- The Borrower was advanced the money it needed to begin renovation of this property on December 27, 2017 by Groundfloor Finance Inc. ("Groundfloor," "we," "us," or "our") or a wholly-owned subsidiary of Groundfloor. The Borrower has now begun renovation of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- The Borrower's 2017 revenue was derived from rental properties because the Borrower's primary focus in 2017 was buy and hold.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 1 to the Offering Circular dated December 29, 2017 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

SUNSHINE CONSTRUCTION GROUP LLC

DATE OF FORMATION ★

08/01/2007

FINANCIAL DATA
Reporting date: 12/31/17

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$521.6K	$0	0	0

PROJECTS / REVENUE
Reporting period: 2017

Completed Projects	Revenue	Gross Margin %
5	$57.6K	43.82%

PRINCIPAL
Tram Phan

FOCUS

Buy & Hold

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
0	0	N/A

HISTORICAL AVERAGES
Reporting period: three years ending 2017

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
5	$1.4M	4 months	$777.5K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PROJECT SUMMARY | 198 CLAY STREET SOUTHEAST, UNIT H, ATLANTA, GA 30317

A



BORROWER

FOUR CLAY, LLC
Shmuel Wolf - principal

Rate	Projected Term	Loan to ARV	Loan Amount	Investors
7.5%	12 months	44.0%	$120,000	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Renovation	First Lien	$120,000	Balloon payment - principal and interest returned on repayment / due at maturity.

INVEST NOW

Click here to view the LRO Agreement

FINANCIAL OVERVIEW


After Repair Value (ARV)
$273,000
$124,273
Total Project Costs
$148,727
GROUNDFLOOR
$120,000
$28,727
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$60,625	Loan To ARV	44.0%
Purchase Date	11/05/2015	Loan To Total Project Cost	80.7%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)


Loan To ARV Score
5
10
Quality of Valuation Report
4
4
Skin-in-the-Game
3
10
Location
4
8
Borrower Experience
5
5
Borrower Commitment
1
1

VALUATION REPORTS

As Complete (ARV)
$273,000

Certified Independent Appraisal
Broker's Price Opinion
Borrower Provided Appraisal
Borrower Provided Comps

PROPERTY DESCRIPTION


View larger map
Google
Map data ©2018 Google
Terms of Use
Report a map error

Address: 198 CLAY STREET SOUTHEAST, UNIT H, ATLANTA, GA 30317

The Borrower intends to use the loan proceeds to complete a renovation to the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO Agreement

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- The Borrower was advanced the money it needed to begin renovation of this property on October 27, 2017 by Groundfloor Finance Inc. ("Groundfloor," "we," "us," or "our") or a wholly-owned subsidiary of Groundfloor. The Borrower has now begun renovation of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- The Borrower has undertaken eight projects in the past year, and has not completed or sold them yet. As such, the Borrower's average revenue, costs, and margins cannot be calculated.
- The property was purchased as part of a group of eight units. Each loan is for and secured by one individual unit.
- The Borrower intends to use $31,898 of the proceeds from our loan to offset a portion of the purchase price of this property. Therefore, the Borrower is only receiving a "Skin-in-the-Game" score for the remaining $28,727 that is tied up in the project after completion of our loan.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 1 to the Offering Circular dated December 29, 2017 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

FOUR CLAY, LLC

DATE OF FORMATION ★
10/26/2015

FINANCIAL DATA
Reporting date: 12/31/17

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$2M	$400K	0	0

PROJECTS / REVENUE
Reporting period: 2017

Completed Projects	Revenue	Gross Margin %
0	$0	N/A

PRINCIPAL
Shmuel Wolf

FOCUS
Fix & Flip

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
9	2	50%

HISTORICAL AVERAGES
Reporting period: three years ending 2017

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
12	$250K	6 months	$150K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PROJECT SUMMARY | 256 MORELAND WAY, ATLANTA, GA 30354 C Rate Projected Term Loan to ARV Loan Amount Investors 11% 12 months 71.4% $120,420 0 Purpose Loan Position Total Loan Amount Repayment Terms Acquisition & Renovation First Lien $120,420 Balloon payment - principal and interest returned on repayment / due at maturity. BORROWER Mymixtapevote, LLC Amaricko Mckenzie - prinicipal INVEST NOW Click here to view the LRO Agreement FINANCIAL OVERVIEW After Repair Value (ARV) $168,650 $40,150 Total Project Costs $128,500 GROUNDFLOOR $120,420 $8,080 0% Skin-in-the-Game First Lien Loan Cushion Purchase Price $55,000 Loan To ARV 71.4% Purchase Date 12/27/2017 Loan To Total Project Cost 93.7% GRADE FACTORS The following factors determine in part how the loan was graded: (in descending order of importance) Loan To ARV Score 3 10 Quality of Valuation Report 4 4 Skin-in-the-Game 1 10 Location 4 8 Borrower Experience 5 5 Borrower Commitment 1 1 VALUATION REPORTS As Complete (ARV) $168,650 Certified Independent Appraisal Broker’s Price Opinion Borrower Provided Appraisal Borrower Provided Comps PROPERTY DESCRIPTION Address: 256 MORELAND WAY, ATLANTA, GA 30354 The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan. INVEST NOW Click here to view the LRO Agreement PROPERTY PHOTOS MISCELLANEOUS PROJECT SPECIFIC RISK FACTORS The Borrower was advanced the money it needed to purchase this property on December 27, 2017 by Groundfloor Finance Inc. (“Groundfloor,” “we,” “us,” or “our”) or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular. The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues. The renovation will require permitting, and permits may not be obtained on time or may be denied. Please consult the Offering Circular for further discussion of general risk factors. CLOSING CONDITIONS Loan is conditioned upon a clean title search and valid title insurance at the time of close. DEVELOPER FEES GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services. GROUNDFLOOR does not take a ‘spread’ on any part of the interest payments. Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500. Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR ‘Fees and Expenses’ in the Offering Circular. SEC FILING INFORMATION The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 1 to the Offering Circular dated December 29, 2017 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform. BORROWER SUMMARY UNLESS NOTED WITH A*, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE. MYMIXTAPEVOTE, LLC DATE OF FORMATION* 03/24/2016 FINANCIAL DATA PROJECTS / REVENUE Reporting date: 12/31/2017 Reporting period: 2017 Value of Properties Total Debt Completed Projects Revenue $158.7K $0 2 $390K Unsold Inventory Aged Inventory Gross Margin% 0 0 27.17% PRINCIPAL Amaricko Mckenzie FOCUS Fix & Flip GROUNDFLOOR HISTORY * HISTORICAL AVERAGES Reporting period: three years ending 2017 Loans Funded Loans Repaid Completed Projects Per Year Average Project Revenue 1 0 2 $180K On Time Repayment Average Project Time Average Total Project Costs N/A 6 months $131K THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PS-21

PROJECT SUMMARY | 715 RIDGE CIRCLE, STREAMWOOD, IL 60107

C



Rate	Projected Term	Loan to ARV	Loan Amount	Investors
11%	12 months	63.6%	$126,020	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Acquisition & Renovation	First Lien	$126,020	Balloon payment - principal and interest returned on repayment / due at maturity.

BORROWER

Intelivest Properties, LLC
Anthony Soriano - principal

INVEST NOW

Click here to view the LRO Agreement

FINANCIAL OVERVIEW



After Repair Value (ARV)
$198,000
$42,943
Total Project Costs
$155,057
GROUNDFLOOR
$126,020
$29,037
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$109,000	Loan To ARV	63.6%
Purchase Date	11/14/2017	Loan To Total Project Cost	81.3%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)



Loan To ARV Score
4
10
Quality of Valuation Report
4
4
Skin-in-the-Game
3
10
Location
4
8
Borrower Experience
1
5
Borrower Commitment
1
1

VALUATION REPORTS

As Complete (ARV)
$198,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION

Address: 715 RIDGE CIRCLE, STREAMWOOD, IL 60107

The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO Agreement

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- The Borrower was advanced the money it needed to purchase this property on November 14, 2017 by Groundfloor Finance Inc. ("Groundfloor," "we," "us," or "our") or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- The Borrower has only undertaken one project in the past, and has not sold it yet. As such, the Borrower's average revenue, costs, and margins cannot be calculated.
- The Principal has not undertaken any projects in the past. As such, the Principal's experience, average revenue, costs, and margins cannot be calculated.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 1 to the Offering Circular dated December 29, 2017 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

INTELIVEST PROPERTIES, LLC

DATE OF FORMATION ★
07/21/2015

FINANCIAL DATA
Reporting date: 12/31/17

Value of Properties	Total Debt
$109K	$0

Unsold Inventory	Aged Inventory
0	0

PROJECTS / REVENUE
Reporting period: 2017

Completed Projects	Revenue
0	$0

Gross Margin %
N/A

PRINCIPAL

Anthony Soriano

FOCUS
Fix & Flip

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid
0	0

On Time Repayment
N/A

HISTORICAL AVERAGES
Reporting period: three years ending 2017

Completed Projects Per Year	Average Project Revenue
0	$0

Average Project Time	Average Total Project Costs
0 months	$0

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PROJECT SUMMARY | 2424 PINEHURST CT, MIDLAND, MI 48640

B



BORROWER

Prado Homes, LLC
Manuel Prado - principal

Rate	Projected Term	Loan to ARV	Loan Amount	Investors
8.5%	9 months	63.3%	$142,410	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Renovation	First Lien	$142,410	Balloon payment - principal and interest returned on repayment / due at maturity.

INVEST NOW

Click here to view the LRO Agreement

FINANCIAL OVERVIEW


After Repair Value (ARV)
$225,000
$62,590
Total Project Costs
$162,410
GROUNDFLOOR
$142,410
$20,000
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$80,000	Loan To ARV	63.3%
Purchase Date	12/09/2016	Loan To Total Project Cost	87.7%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)


Loan To ARV Score
4
10
Quality of Valuation Report
4
4
Skin-in-the-Game
2
10
Location
4
8
Borrower Experience
5
5
Borrower Commitment
1
1

VALUATION REPORTS

As Complete (ARV)

$225,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION


View larger map
Bradfield St
2424 Pinehurst Court
Google
Map data ©2018 Google
Terms of Use
Report a map error

Address: 2424 PINEHURST CT, MIDLAND, MI 48640

The Borrower intends to use the loan proceeds to payoff an existing lien and complete a renovation to the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO Agreement

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- The Borrower was advanced the money it needed to begin renovation of this property on December 15, 2017 by Groundfloor Finance Inc. ("Groundfloor," "we," "us," or "our") or a wholly-owned subsidiary of Groundfloor. The Borrower has now begun renovation of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- The Borrower is using $128,746 of the loan proceeds to pay off an existing loan that was used to acquire and begin renovation of the property. Groundfloor will assume the first lien position. The rest of the loan proceeds will be put towards completing the renovation of the property, much like an acquisition and renovation loan.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 1 to the Offering Circular dated December 29, 2017 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

PRADO HOMES, LLC

DATE OF FORMATION ★

02/03/2016

FINANCIAL DATA
Reporting date: 12/31/17

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$80K	$0	0	0

PROJECTS / REVENUE
Reporting period: 2017

Completed Projects	Revenue	Gross Margin %
5	$333.7K	24.34%

PRINCIPAL
Manuel Prado

FOCUS

Fix & Flip

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
0	0	N/A

HISTORICAL AVERAGES
Reporting period: three years ending 2017

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
3	$99.6K	5 months	$78K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PROJECT SUMMARY | 5609 VILLA ROAD, KNOXVILLE, TN 37918

D



Rate	Projected Term	Loan to ARV	Loan Amount	Investors
14%	12 months	72.5%	$162,240	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Acquisition & Renovation	First Lien	$162,240	Balloon payment - principal and interest returned on repayment / due at maturity.

BORROWER

Didario Home & Company
Michael Dunn - principal

INVEST NOW

Click here to view the LRO Agreement

FINANCIAL OVERVIEW



After Repair Value (ARV)
$223,700
$37,960
Total Project Costs
$185,740
GROUNDFLOOR
$162,240
$23,500
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$74,500	Loan To ARV	72.5%
Purchase Date	12/29/2017	Loan To Total Project Cost	87.3%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)



Loan To ARV Score
3
10
Quality of Valuation Report
4
4
Skin-in-the-Game
2
10
Location
4
8
Borrower Experience
3
5
Borrower Commitment
1
1

VALUATION REPORTS

As Complete (ARV)

$223,700

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION



View larger map
5609 Villa Road
Google
Map data ©2018 Google Terms of Use Report a map error

Address: 5609 VILLA ROAD, KNOXVILLE, TN 37918

The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO Agreement

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- The Borrower was advanced the money it needed to purchase this property on December 29, 2017 by Groundfloor Finance Inc. ("Groundfloor," "we," "us," or "our") or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- The Borrower has only undertaken one project in the past, and has not sold it yet. As such, the Borrower's average revenue, costs, and margins cannot be calculated.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 1 to the Offering Circular dated December 29, 2017 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

DIDARIO HOME & COMPANY

DATE OF FORMATION ★

06/04/2017

FINANCIAL DATA
Reporting date: 12/31/17

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$74.5K	$0	0	0

PROJECTS / REVENUE
Reporting period: 2017

Completed Projects	Revenue	Gross Margin %
0	$0	N/A

PRINCIPAL
Michael Dunn

FOCUS

Fix & Flip

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
0	0	N/A

HISTORICAL AVERAGES
Reporting period: three years ending 2017

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
2	$186.5K	6 months	$126.6K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PROJECT SUMMARY | 605 SOUTH GLOVER STREET, BALTIMORE, MD 21224

B



Rate	Projected Term	Loan to ARV	Loan Amount	Investors
9%	12 months	53.1%	$168,950	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Renovation	First Lien	$168,950	Balloon payment - principal and interest returned on repayment / due at maturity.

INVEST NOW

Click here to view the LRO Agreement

BORROWER

Little Village Properties, LLC
Joan Matthews - principal

FINANCIAL OVERVIEW



After Repair Value (ARV)
$318,000
$4,050
Total Project Costs
$313,950
GROUNDFLOOR
$168,950
$145,000
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$145,000	Loan To ARV	53.1%
Purchase Date	10/30/2017	Loan To Total Project Cost	53.8%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)

Factor	Score	Max
Loan To ARV Score	5	10
Quality of Valuation Report	4	4
Skin-in-the-Game	9	10
Location	4	8
Borrower Experience	3	5
Borrower Commitment	1	1

VALUATION REPORTS

As Complete (ARV)
$318,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION



View larger map
Eastern Ave
Fleet St
605 South Glover Street
Fleet St
Fait Ave
Map data ©2018 Google Terms of Use Report a map error

Address: 605 SOUTH GLOVER STREET, BALTIMORE, MD 21224

The Borrower intends to use the loan proceeds to complete a renovation to the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO Agreement

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- The Borrower was advanced the money it needed to begin renovation of this property on December 18, 2017 by Groundfloor Finance Inc. ("Groundfloor," "we," "us," or "our") or a wholly-owned subsidiary of Groundfloor. The Borrower has now begun renovation of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 1 to the Offering Circular dated December 29, 2017 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

LITTLE VILLAGE PROPERTIES, LLC

DATE OF FORMATION ★
12/15/2015

FINANCIAL DATA — Reporting date: 12/31/17

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$145K	$0	0	0

PROJECTS / REVENUE — Reporting period: 2017

Completed Projects	Revenue	Gross Margin %
1	$265K	41.5%

PRINCIPAL
Joan Matthews

FOCUS
Fix & Flip

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
0	0	N/A

HISTORICAL AVERAGES — Reporting period: three years ending 2017

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
5	$250K	3 months	$155K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PROJECT SUMMARY | 1431 SOUTHWEST 85TH AVE, PEMBROKE PINES, FL 33025

C



BORROWER

Royal Online Marketing, Inc.
Sunil Mirpuri - principal

Rate	Projected Term	Loan to ARV	Loan Amount	Investors
11%	12 months	65.9%	$184,610	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Acquisition & Renovation	First Lien	$184,610	Balloon payment - principal and interest returned on repayment / due at maturity.

INVEST NOW

Click here to view the LRO Agreement

FINANCIAL OVERVIEW



After Repair Value (ARV)
Total Project Costs
$280,000
$19,390
$260,610
GROUNDFLOOR
$184,610
$76,000
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$235,000	Loan To ARV	65.9%
Purchase Date	12/08/2017	Loan To Total Project Cost	70.8%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)



Loan To ARV Score
4
10
Quality of Valuation Report
4
4
Skin-in-the-Game
5
10
Location
4
8
Borrower Experience
4
5
Borrower Commitment
1
1

VALUATION REPORTS

As Complete (ARV)

$280,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION



View larger map
1431 Southwest 85th Avenue
SW 15th St
Google
Map data ©2018 Google Terms of Use Report a map error

Address: 1431 SOUTHWEST 85TH AVE, PEMBROKE PINES, FL 33025

The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower plans to refinance the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO Agreement

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- The Borrower was advanced the money it needed to purchase this property on December 8, 2017 by Groundfloor Finance Inc. ("Groundfloor," "we," "us," or "our") or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- The Borrower has only undertaken one project in the past year, and has not sold it yet. As such, the Borrower's average revenue, costs, and margins cannot be calculated.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 1 to the Offering Circular dated December 29, 2017 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

ROYAL ONLINE MARKETING, INC.

DATE OF FORMATION ★

08/29/2007

FINANCIAL DATA
Reporting date: 12/31/17

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$235K	$0	0	0

PROJECTS / REVENUE
Reporting period: 2017

Completed Projects	Revenue	Gross Margin %
0	$0	N/A

PRINCIPAL
Sunil Mirpuri

FOCUS

Buy & Hold

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
0	0	N/A

HISTORICAL AVERAGES
Reporting period: three years ending 2017

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
2	$485K	4 months	$375K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PROJECT SUMMARY | 2933 CARLTON AVENUE NORTHEAST, WASHINGTON, DC 20018 B BORROWER Nextsmart Real Estate LLC Badri Narrayen - principal Rate Projected Term Loan to ARV Loan Amount Investors 9% 12 months 62.5% $446,670 0 Purpose Loan Position Total Loan Amount Repayment Terms Acquisition & Renovation First Lien $446,670 Balloon payment - principal and interest returned on repayment / due at maturity. INVEST NOW Click here to view the LRO Agreement FINANCIAL OVERVIEW After Repair Value (ARV) $715,000 $126,330 Total Project Costs $588,670 GROUNDFLOOR $446,670 $142,000 0% Skin-in-the- Game First Lien Loan Cushion Purchase Price $451,500 Purchase Date 12/29/2017 Loan To ARV 62.5% Loan To Total Project Cost 75.9% GRADE FACTORS The following factors determine in part how the loan was graded: (in descending order of importance) Loan To ARV Score 4 10 Quality of Valuation Report 4 4 Skin-in-the-Game 4 10 Location 4 8 Borrower Experience 3 5 Borrower Commitment 1 1 VALUATION REPORTS As Complete (ARV) $715,000 Certified Independent Appraisal Broker’s Price Opinion Borrower Provided Appraisal Borrower Provided Comps PROPERTY DESCRIPTION Address: 2933 CARLTON AVENUE NORTHEAST, WASHINGTON, DC 20018 The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan. INVEST NOW Click here to view the LRO Agreement PROPERTY PHOTOS MISCELLANEOUS PROJECT SPECIFIC RISK FACTORS The Borrower was advanced the money it needed to purchase this property on December 29, 2017 by Groundfloor Finance Inc. (“Groundfloor,” “we,” “us,” or “our”) or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular. The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues. The renovation will require permitting, and permits may not be obtained on time or may be denied. The Borrower has only undertaken one project in the past, and has not sold it yet. As such, the Borrower’s average revenue, costs, and margins cannot be calculated. Please consult the Offering Circular for further discussion of general risk factors. CLOSING CONDITIONS Loan is conditioned upon a clean title search and valid title insurance at the time of close. DEVELOPER FEES GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services. GROUNDFLOOR does not take a ‘spread’ on any part of the interest payments. Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500. Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR ‘Fees and Expenses’ in the Offering Circular. SEC FILING INFORMATION The series of LROs corresponding to this Project are offered pursuant to Post-Qualification Amendment No. 1 to the Offering Circular dated December 29, 2017 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform. BORROWER SUMMARY UNLESS NOTED WITH A ⋆, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE. NEXTSMART REAL ESTATE LLC FINANCIAL DATA Reporting date: 12/31/17 PROJECTS / REVENUE Reporting period: 2017 DATE OF FORMATION ⋆ 11/02/2017 Value of Properties $451.5K Total Debt $0 Completed Projects 0 Revenue $0 Unsold Inventory 0 Aged Inventory 0 Gross Margin% N/A PRINCIPAL Badri Narrayen GROUNDFLOOR HISTORY ⋆ HISTORICAL AVERAGES Reporting period: three years ending 2017 FOCUS Fix & Flip Loans Funded 0 Loans Repaid 0 Completed Projects Per Year 3 Average Project Revenue $350K On Time Repayment N/A Average Project Time 6 months Average Total Project Costs $262K THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PS-27

PART III — EXHIBITS

Exhibit Index

			Incorporated by Reference
Exhibit Number	Exhibit Description (hyperlink)	Filed Herewith	Form	File No.	Exhibit	Filing Date

2.1	Groundfloor Finance Inc. Second Amended and Restated Articles of Incorporation		1-A/A	024-10496	2.1	November 25, 2015

2.2	Groundfloor Finance Inc. Bylaws		1-A/A	024-10440	2.2	July 1, 2015

3.1	Amended and Restated Investors’ Rights Agreement		1-A/A	024-10496	3.1	November 25, 2015

3.2	Form of Investor Agreement		1-A/A	024-10753	3.2	November 30, 2017

3.3	Voting Agreement		1-A/A	024-10753	3.3	November 30, 2017

4.1	Standard Form of LRO Agreement		1-A/A	024-10496	N/A	December 8, 2015

6.1	Executive Employment Agreement with Brian Dally dated November 19, 2014		1-A/A	024-10440	6.1	July 1, 2015

6.2	Executive Employment Agreement with Nikhil Bhargava dated November 19, 2014		1-A/A	024-10440	6.2	July 1, 2015

6.3	2013 Stock Option Plan		1-A/A	024-10440	6.6	July 1, 2015

6.4	Option Award Agreement for Michael Olander Jr.		1-A/A	024-10440	6.8	July 1, 2015

6.5	Option Award Agreement for Richard Tuley		1-A	024-10488	6.11	October 7, 2015

6.6	Option Award Agreement for Bruce Boehm		1-A	024-10488	6.12	October 7, 2015

6.7	Series Seed Preferred Stock Purchase Agreement		1-A/A	024-10440	3.1	July 1, 2015

6.8	Series A Preferred Stock Purchase Agreement		1-A/A	024-10496	6.18	November 25, 2015

6.9	Right of First Refusal and Co-Sale Agreement		1-A/A	024-10496	6.19	November 25, 2015

6.10	Promissory Note and Security Agreement, as amended		1-A/A	024-10496	6.10	October 18, 2017

			Incorporated by Reference
Exhibit Number	Exhibit Description (hyperlink)	Filed Herewith	Form	File No.	Exhibit	Filing Date

6.11	Form of Loan Agreement		1-A/A	024-10440	6.14	July 1, 2015

6.12	Form of Promissory Note		1-A/A	024-10440	6.15	July 1, 2015

11.1	Consent of Hughes Pitman & Gupton, LLP		1-A POS	024-10753	11.1	January 2, 2018

11.2	Consent of Robbins Ross Alloy Belinfante Littlefield LLC (included as part of Exhibit 12.1)	X

12.1	Opinion of Robbins Ross Alloy Belinfante Littlefield LLC	X

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on January 16, 2018.

GROUNDFLOOR FINANCE INC.

By:	/s/ Nick Bhargava
Name:	Nick Bhargava
Title:	Executive Vice President, Secretary and Acting Chief Financial Officer

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President, Chief Executive Officer and Director (Principal Executive Officer)	January 16, 2018
Brian Dally

/s/ Nick Bhargava	Executive Vice President, Secretary Acting Chief Financial Officer and Director (Principal Financial and Accounting Officer)	January 16, 2018
Nick Bhargava

*	Director	January 16, 2018
Sergei Kouzmine

*	Director	January 16, 2018
Bruce Boehm

*	Director	January 16, 2018
Michael Olander Jr.

*	Director	January 16, 2018
Richard Tuley Jr.

*By:	/s/ Nick Bhargava
Nick Bhargava
Attorney-in-fact